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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Time Warner Entertainment Company, L.P. ("TWE") of our reports dated January 28, 2002, with respect to the consolidated financial statements and schedule of TWE and Warner Communications Inc. and the consolidated financial statements of American Television and Communications Corporation for the year ended December 31, 2001 included in TWE's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange
Commission:

                                1) No. 333-69221
                                2) No. 333-70015
                                3) No. 333-67694

                                                         /S/ ERNST & YOUNG, LLP

New York, New York
March 22, 2002